Exhibit 3.69

State of Washington Corporations Division Office of the Secretary of State	FILED STATE OF WASHINGTON JUN 01 1995 RALPH MUNRO SECRETARY OF STATE

ARTICLES OF INCORPORATION

Pursuant to RCW 23B.02.020 of the Washington Business Corporation Act, the undersigned do(es) hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.         The name of the corporation is: Kimball Hill Homes Washington, Inc.

(Note: The corporate name, shown above, must contain the word “corporation,” “incorporated,” “company,”or Limited,”
or the abbreviation “corp.,” “inc.,” “co.,” or Ltd.”.)

2.          The number of shares the corporation is authorized to issue:  1,000

These shares shall be: (check either a or b)

a.     ☒ all of one class, designated as common stock;

-OR-

b.     ☐ divided into classes or series within a class as provided in the attached schedule, with the information required by RCW 23B.06.010.

3.          The name of the initial registered agent is: C T CORPORATION SYSTEM.

(Note: The registered agent, appointed above, must reside in the State of Washington and sign the consent to appointment as registered agent at bottom of page.)

4.          The initial registered office of the corporation which address is identical to the business office of the registered agent in Washington, is:

Number and Street c/o C T CORPORATION SYSTEM, 520 Pike Street

City, Zip Code          Seattle WA 98101

4(a)      (Optional) The post office box address, located in the same city as the Washington registered office address, which may be used for mailing purposes only, is:

PO BOX #                                     CITY                               WA ZIP CODE

(Note: Include city and zip code above.)

CONSENT TO APPOINTMENT AS REGISTERED AGENT

(Note: Must be completed and signed by person shown as registered agent in line 3.)

I, C T CORPORATION SYSTEM, hereby consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand that as agent for the corporation, it will be my responsibility to accept Service of Process on behalf of the corporation; to forward license renewals and other mail to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any changes in the Registered Office address.

C T CORPORATION SYSTEM
By:	/s/ Beth A. Pope	Beth A Pope, Asst. Secr.	5/31/95
(SIGNATURE OF REGISTERED AGENT)		(PRINT NAME AND TITLE)	(DATE)

5.          Any other provisions the corporation elects to include are attached.

See attachment.

6.          The name and address of each incorporater is:

(Note:  A minimum of one (1) incorporator is required.)

Name	Address	City	State	Zip Code
James A. Moehling	Sears Tower – 85th Fl.	Chicago	IL	60606

7.          These Articles will be effective upon filing, unless an extended date and/or time appears here:                                      , 19        .

(Note:  Extended effective date may not be set at more than 90 days beyond the date the document is stamped “Filed” by the Secretary of State.)

Dated: May 25, 1995

/s/ James A. Moehling
(Signature of Incorporator)	(Signature of Incorporator)

James A. Moehling
(Type or Print Name and Title)	(Type or Print Name and Title)

Additional Information:

If this corporation has been issued an UBI (Unified Business Identifier) number, under the corporate name shown in this document, by any Washington State agency, please list that number.

KIMBALL HILL HOMES WASHINGTON, INC.

ARTICLES OF INCORPORATION
OTHER PROVISIONS ELECTED BY CORPORATION

5.        Other provisions which Kimball Hill Homes Washington, Inc. elects to include in its Articles of Incorporation are as follows:

(a)       There shall be no cumulative voting of any shares of stock of the corporation for any purpose.

(b)       No shareholder or shares shall have any preemptive rights to acquire any additional shares of stock of the corporation.

(c)       All shares of stock of the corporation shall be common stock with no par value.

(d)       There shall be no personal liability of a director of the corporation except to the extent otherwise required by the Washington Business Corporation Act, as amended.